EXHIBIT 23.1


                        CONSENT OF DELOITTE & TOUCHE LLP





CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 9, 1999, with respect to the consolidated financial statements of Pivotal Corporation for the years ended June 30, 1998 and 1997, included in its Rule 424(b) prospectus filed with the Securities and Exchange Commission on August 5, 1999.



/s/ Deloitte & Touche LLP


Vancouver, Canada
December 23, 1999